EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS

INDEPENDENCE HOLDING COMPANY:

We consent to the incorporation by reference in the registration statements (Nos. 33-23302, 333-117792 and 333-118388) on Form S-8 of Independence Holding Company and subsidiaries of our reports dated March 15, 2005, with respect to (i) the consolidated balance sheets of Independence Holding Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedules and (ii) management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Independence Holding Company.

/s/ KPMG LLP

New York, New York

March 15, 2005